Exhibit 99.1

GENCOR RELEASES THIRD QUARTER FISCAL 2019 RESULTS

August 2, 2019 (PRIME NEWSWIRE) - Gencor Industries, Inc. (Nasdaq: GENC) announced today net revenues of $18.8 million for the quarter ended June 30, 2019 compared to $24.1 million for the quarter ended June 30, 2018. Gross margins were 25.2% for the quarter ended June 30, 2019 compared to 26.6% for the quarter ended June 30, 2018, as the benefit from the Company’s cost management and operational improvements were offset by lower production levels. Product engineering and development expenses increased $100,000 to $881,000 for the quarter ended June 30, 2019, due to higher headcount and salaries. Selling, general and administrative (“SG&A”) expenses increased $292,000 to $2,471,000 for the quarter ended June 30, 2019. Increases in sales headcount and related travel expenses resulted in the increased SG&A expenses. Operating income for the quarter ended June 30, 2019 was down 59.5% to $1.4 million compared with $3.5 million for the quarter ended June 30, 2018.

For the quarter ended June 30, 2019, the Company had non-operating income of $1.7 million compared to non-operating expense of $0.1 million for the quarter ended June 30, 2018. Included in non-operating income for the quarter ended June 30, 2019 were net realized and unrealized gains on marketable securities of $1.1 million, due to the increase in the domestic equity markets in the third quarter of fiscal 2019. The effective income tax rate for the quarters ended June 30, 2019 and 2018 was 20.0%. Net income for the quarter ended June 30, 2019 was $2.4 million, or $0.17 per diluted share, compared with net income of $2.7 million, or $0.18 per diluted share for the quarter ended June 30, 2018.

For the nine months ended June 30, 2019 the Company had net revenue of $66.8 million and net income of $10.2 million ($0.69 per diluted share) versus net revenue of $78.1 million and net income of $8.8 million ($0.60 per diluted share) for the nine months ended June 30, 2018.

At June 30, 2019, the Company had $111.2 million of cash and marketable securities compared to $112.1 million at September 30, 2018. Net working capital was $146.4 million at June 30, 2019. The Company had no short-term or long-term debt outstanding at June 30, 2019.

The Company’s backlog was $11.9 million at June 30, 2019 compared to $29.3 million at June 30, 2018.

John Elliott, Gencor’s CEO, stated, “Gencor experienced a slowdown in orders from the prior year, as customers have focused on their late project starts and have delayed capital purchases. Historically, orders have been strong in the early and middle years of a multi-year Federal highway bill and then moderate in the later years. The Fixing America’s Surface Transportation (FAST) Act enacted in December 2015 is set to expire in October of 2020. Currently, there is no long-term bill in place that will replace the FAST Act. Bipartisan political support for domestic infrastructure is a positive sign that the nation will continue to receive long-term Federal funding, which will ultimately benefit our industry.

Third quarter bookings were below our expectations as permitting issues and delays resulted in deferred customer purchases. We expect this to be more of a timing issue as our sales pipeline remains strong. Our customers are busy improving the infrastructure of our country and are generally positive about their business outlook.

We continue to invest in plant, personnel and R&D to expand our product lines and geographic reach. We see growth opportunities in new markets to position Gencor for continued success.

We have taken advantage of the available capacity and pre-built equipment that will assist us during the busy fall and winter months to shorten our delivery cycles. The Company is well positioned going forward to take full advantage of all opportunities in the marketplace and our industry over the coming year.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

GENCOR INDUSTRIES, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2019	2018	2019	2018
Net revenue	$18,848,000	$24,118,000	$66,845,000	$78,069,000

Costs and expenses:
Production costs	14,098,000	17,702,000	47,267,000	57,800,000
Product engineering and development	881,000	781,000	2,427,000	2,239,000
Selling, general and administrative	2,471,000	2,179,000	7,135,000	7,792,000

	17,450,000	20,662,000	56,829,000	67,831,000

Operating income	1,398,000	3,456,000	10,016,000	10,238,000

Other income (expense), net:
Interest and dividend income, net of fees	567,000	399,000	1,608,000	1,075,000
Net realized and unrealized gains (losses) on marketable securities	1,090,000	(503,000)	1,147,000	(1,061,000)
Other	—	—	—	7,000

	1,657,000	(104,000)	2,755,000	21,000

Income before income tax expense	3,055,000	3,352,000	12,771,000	10,259,000
Income tax expense	611,000	670,000	2,554,000	1,468,000

Net income	$2,444,000	$2,682,000	$10,217,000	$8,791,000

Basic Income per Common Share:
Net income per share	$0.17	$0.19	$0.70	$0.61

Diluted Income per Common Share:
Net income per share	$0.17	$0.18	$0.69	$0.60

GENCOR INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

	June 30,	September 30,
	2019	2018
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$6,435,000	$8,012,000
Marketable securities at fair value (cost $104,556,000 at June 30, 2019 and $103,751,000 at September 30, 2018)	104,767,000	104,058,000
Accounts receivable, less allowance for doubtful accounts of $341,000 at June 30, 2019 and $313,000 at September 30, 2018	1,482,000	993,000
Costs and estimated earnings in excess of billings	20,522,000	11,900,000
Inventories, net	19,995,000	18,214,000
Prepaid expenses and other current assets	945,000	1,904,000

Total Current Assets	154,146,000	145,081,000

Property and equipment, net	8,301,000	7,889,000
Other assets	53,000	53,000

Total Assets	$162,500,000	$153,023,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,594,000	$1,838,000
Customer deposits	2,462,000	4,563,000
Accrued expenses and other current liabilities	2,662,000	2,085,000

Total Current Liabilities	7,718,000	8,486,000

Deferred and other income taxes	2,333,000	2,358,000

Total Liabilities	10,051,000	10,844,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,252,337 shares issued and outstanding at June 30, 2019 and September 30, 2018	1,225,000	1,225,000
Class B Stock, par value $.10 per share; 6,000,000 shares authorized; 2,288,857 shares issued and outstanding at June 30, 2019 and September 30, 2018	229,000	229,000
Capital in excess of par value	11,915,000	11,862,000
Retained earnings	139,080,000	128,863,000

Total Shareholders’ Equity	152,449,000	142,179,000

Total Liabilities and Shareholders’ Equity	$162,500,000	$153,023,000

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain “forward-looking statements,” including statements about our beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in our forward-looking statements. For information concerning these factors and related matters, see our Annual Report on Form 10-K for the year ended September 30, 2018; (a) “Risk Factors” in Part I, Item 1A and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7. However, other factors besides those referenced could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by us herein speak as of the date of this press release. We do not undertake to update any forward-looking statement, except as required by law.

Contact:	Eric Mellen, Chief Financial Officer
407-290-6000